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                                                                    EXHIBIT 23.8

To the Shareholders of
  THL-Omega Holding Corporation:

     We consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 27, 1996 on our audit of the financial statements of operations and retained earnings and cash flows of THL-Omega Holding Corporation for the three months ended March 31, 1995. We also consent to the reference of our Firm as experts under the caption "Experts."

                                            COOPERS & LYBRAND L.L.P.

St. Louis, Missouri

November 6, 1997